EXHIBIT 10.8



                              KANEB SERVICES, INC.
                  1996 SUPPLEMENTAL DEFERRED COMPENSATION PLAN

     Purpose. The Kaneb Services, Inc. 1996 Supplemental Deferred Compensation Plan (the "Plan") is intended to advance the best interests of Kaneb Services, Inc., a Delaware corporation (the "Company") by providing executives and other key personnel of the Company and its affiliates that adopt the Plan with a means of supplementing their deferrals under The Kaneb Services, Inc. Savings Investment Plan and the Kaneb Services LLC 401(k) Savings Plan (the "Savings Plans"). Deferrals under the Savings Plans are limited by the Internal Revenue Code of 1986, as amended (the "Code"), so that allowable deferrals, employer matching and other employer contributions for many key employees are, on a percentage of compensation basis, less than that allowed for non-key employees. In addition, participation in the Kaneb Services, Inc.'s Deferred Stock Unit Plan may further reduce the compensation considered under the Savings Plans, resulting in additional reduction of allowable deferrals and employer contributions to that plan. By this Plan the Company seeks to remain competitive in its compensation plans and programs, thereby serving to attract and retain key employees and to establish an orderly compensation plan to more closely align the interests of a Participant with those of the Company's stockholders over a multi-year term, in return for the Participant's service to the Company or its affiliates.

Definitions.

     "Board of Directors" or "Board" means the Board of Directors of the Company.

     "Change of Control" means, with respect to the Company, the occurrence of any one or more of the following events:

          the acquisitions by any individual or entity of the legal or beneficial ownership of securities of the Company having 20% or more of the total votes that may be cast for the election of directors of the Company;

          the approval by stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company (including a plan of liquidation or dissolution) or the merger or consolidation of the Company with or into another corporation, in accordance with the requirements of Certificate of Incorporation of the Company and applicable law; or

          as a result of or in connection with any tender offer, exchange offer, merger or other business combination of the foregoing, the failure of the individuals who are members of the Board of Directors immediately prior to such event to continue to constitute the majority of the Board.

     "Committee" means the Compensation Committee of the Board of Directors, or any successor committee appointed by resolution of the Board.

     " Company" means Kaneb Services, Inc. , a Delaware Corporation.

     "Common Stock" means the Common Stock of the Company, no par value.

     "Compensation" means with respect to a Participant his or her regular base salary from the Employer unless otherwise defined from time to time by the Committee.

     "Contributions" means the cumulative amount of Compensation which has been credited to a Participant's Deferred Stock Unit Ledger Account, in accordance with Section 7 hereof.

     "Deferred Stock Unit" or "DSU", means a unit credited to a Participant's Deferred Stock Unit Ledger Account in accordance with Section 7 hereof.

     "Deferred Stock Unit Ledger" or "DSU Ledger" means a record which from time to time reflects the name of each Participant and credits such Participant with the number of DSUs which have been purchased on his or her behalf under the Plan. As each Participant becomes Vested in DSUs, the record will also indicate the vesting status of the DSUs.

     "Disability" means the inability of a Participant through life-threatening illness or other life-threatening cause, within the judgment of the Committee based on the advice of competent physicians of their selection, to continue in the employment of the Employer for a consecutive period of six (6) months or more, as determined by the Committee.

     "Distribution" means the distribution of KSL Common Shares by the Company to its stockholders pursuant to the Distribution Agreement.

     "Distribution Agreement" means the Distribution Agreement by and among, the Company, KSL and Tax Subsidiaries (as defined therein).

     "Election Date" means the date on which an Eligible Employee elects to become a Participant in the Plan by delivering to the Employer the election authorization described in Section 6 hereof. The initial election date shall be made prior to the date on which the Participant first defers Contributions to the Plan. Subsequent Election Dates, at such time that Eligible Participants may change any existing election shall be prior to January 1 of each year, to be effective for that year.

     "Eligible Employee" means any officer or other key employee of the Employer who is eligible to participate in one of the Savings Plans and who participates in the Kaneb Services, Inc. Deferred Stock Unit Plan or an officer or other key employee who is eligible to participate in one of the Savings Plans whose compensation exceeds the limitations referred to above and whose Employer matching and other Employer contributions under the Savings Plans are reduced or limited by the Code.

     "Employer" means the Company and any other entity that adopts the Plan with the approval of the Company.

     "Final Valuation Date" means, with respect to a Participant, the date elected by the Participant in the manner and form prescribed by the Committee on which the Participant's Vested DSU Value will be calculated for distribution. The Participant may elect his or her Final Valuation Date as any one of the following: (1) the date of a Participant's severance from employment with all Employers occurs for any reason; (2) the earlier of, the date of a Participant's severance from employment with all Employers, or a specific date selected by the Participant, or; (3) the later of the date of a Participant's severance from employment with all Employers, or a specific date selected by the Participant. Notwithstanding the above, the Final Valuation Date shall occur as of the date of occurrence of a Change of Control regardless of such other date elected by the Participant as described above.

     "KSL" means Kaneb Services LLC, a Delaware limited liability company.

     "KSL Common Share" means a common share of KSL.

     "KSL Deferred Stock Unit Ledger" means a record that from time to time reflects the name of each Participant and credits such Participant with the number of KSL DSU's which have been credited on his or her behalf under the Plan. As each Participant becomes vested in KSL DSU's, the record will also indicate the vesting status of the KSL DSU's.

     "KSL DSU" means a unit credited to a Participant's KSL Deferred Stock Unit Ledger in accordance with Section 10 hereof.

     "Monthly Valuation Date" means the last trading day of each month.

     "Participant" means each Eligible Employee who elects to participate in the Plan pursuant to Section 5 hereof.

     "Plan"  means  the  Kaneb  Services,   Inc.  1996   Supplemental   Deferred
Compensation Plan as the same shall be amended from time to time.

     "Quarterly Cash Distribution" means the amount of the quarterly cash distribution KSL would have paid to the Participant if he had been the record owner of the aggregate number of KSL Common Shares equal to those number of KSL DSU's credited to the Participant's KSL Deferred Stock Unit Ledger on the relevant date.

     "Savings Plans" means the Kaneb Services, Inc. Savings Investment Plan and the Kaneb Services LLC 401(k) Savings Plan.

     "DSU Value" means: on any Final Valuation Date, the dollar value of DSUs determined by multiplying the DSUs credited to the DSU Ledger account of any Participant by the closing sale price per share of the Company's Common Stock on the New York Stock Exchange on such date (or, if there is no reported sale on such date, on the last preceding date on which such sale occurred).

     "Vested" shall mean the Participant's vested interest in his DSU Value determined in accordance with Section 7.


Administration.

     The Plan shall be administered by the Committee. The Committee may delegate the Administration of the Plan to an officer or executive of the Company, however the Committee may not delegate its authority to amend, change or terminate the Plan.

     The Committee may make such rules and regulations for the conduct of its affairs, and subject to the provisions of the Plan, interpret the Plan, amend the Plan and make all other determinations and perform such actions as it deems necessary or advisable to administer the Plan.

     No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

     The Company's Director of Human Resources shall report as necessary to the Committee those events with respect to the Plan requiring action, determination, or rulings from the Committee.

     Determination of Eligible Employees. The determination of which executives or other key employees of the Company are Eligible Employees and thus eligible to participate in the Plan shall be within the sole discretion of the Committee. Upon determining that any executive or other key employee is an Eligible Employee, the Committee shall notify such person in writing.

     Method of Participation. Eligible Employees may elect to participate in the Plan by executing and delivering to the Company, on a date prior to the date they are eligible to commence participation, an election authorization described in Section 6 below. Such eligible employee shall thereby become a Participant effective as of the date he is first eligible to participate and shall remain a Participant until such participant or his beneficiary, as the case may be, has received payment of the Vested DSU Value of such Participant's Deferred Stock Units in accordance with Sections 8 and 9 hereof, or until such Participant's rights are earlier forfeited as provided in Section 11.

     Election Authorization. The Company shall furnish to each Eligible Employee an election authorization in such form or forms as the Committee shall prescribe. The election authorization shall request a deferral of pay during the Contribution Period of an amount up to 6% of such Participant's Compensation as calculated prior to reduction by other deferrals but reduced by his or her projected contributions to the Savings Plans. No election authorization shall be effective sooner than the next payroll period that begins after the Company's receipt of the election authorization. All amounts deferred in accordance with a Participant's election authorization shall be credited to such Participant's account under the Deferred Stock Unit Ledger, more fully described below. No interest shall be payable on such accounts.

Establishment and Maintenance of Deferred Stock Unit Ledger.

     On establishment of the Plan, the Company shall establish an Employee Deferred Stock Unit Sub-Ledger account which shall reflect the name of each Participant and credit to each such Participant's account established thereunder
(1) the amounts actually deferred from his or her Compensation in accordance with his or her election authorization and (2) the number of his or her Deferred Stock Units. For this purpose, the number of DSUs to be credited to the account shall be the number of DSUs determined by dividing the amount of Compensation deferred for that month as described in Section 6 above, by the closing price per share of the Company's Common Stock on the New York Stock Exchange on the Monthly Valuation Date. The Participant's Employee Deferred Stock Unit Sub-Ledger Account shall always be Vested in the full value of such account.

     The Employer shall establish a Company Matching DSU Sub-Ledger Account which shall reflect the name of each Participant and credit monthly to each Participant's account the number of DSUs equal to 50% of the DSUs determined in the Employee Deferred Stock Unit Sub-Ledger Account above. The Participant's Company Matching Sub-Ledger Account shall vest in 20% increments in the same manner as the Participant's Kaneb Services, Inc. Savings Investment Plan 401(k) account, and shall be Vested at any and all times in the same percentage as the Participant's Employer Account under the Kaneb Services, Inc. Savings Investment 401(k) Plan.

     The Employer shall establish a Company 2% DSU Sub-Ledger Account which shall reflect the name of each Participant and credit monthly to each Participant's account the number of DSUs equal to two (2) percent of his or her base compensation prior to reduction by other deferrals, but reduced by an amount equal to his or her projected Non-matching Employer Contributions made to his Kaneb Services, Inc. Savings Investment Plan 401(k) account for the same period. The Participant's Company 2% Sub-Ledger Account shall vest in 20% increments in the same manner as the Participant's Kaneb Services, Inc. Savings Investment Plan 401(k) account, and shall be Vested at any and all times in the same percentage as the Participant's Employer Account under the Kaneb Services, Inc. Savings Investment 401(k) Plan.

     Amount and Form of Payment of DSU Value. Upon a Participant's Final Valuation Date, such Participant or his or her beneficiary, as the case may be, shall be entitled to receive an amount equal to the Vested DSU Value of such Participant's DSU Ledger Accounts determined as of such Final Valuation Date. All amounts distributed to Participants or beneficiaries with respect to Final Valuation Dates prior to the date two (2) years subsequent to the date the Participant commenced participation, shall be paid in cash. All amounts distributed to Participants or beneficiaries with respect to Final Valuation Dates on or after the date two (2) years subsequent to the date the Participant commenced participation shall be in shares of the Company's Common Stock, unless the Committee in its sole discretion elects to make such payment in cash. The Company may satisfy its obligation to deliver shares of stock from treasury shares, from authorized but unissued shares of Common Stock, or by repurchasing shares of its Common Stock on the open market. The Company shall, where applicable, issue and deliver to the Participant certificates representing shares of its Common Stock as soon as practicable after the Vested DSU Value of such Participant's account becomes due and payable hereunder; provided however, that the obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify such shares under the Securities Act of 1933 or any applicable state securities law.

     Timing of Payment of DSU Value. The Company shall pay to such Participant, or to his or her beneficiary, as the case may be, the Vested DSU Value of the Participant's account in the form determined in accordance with Section 8 above, in a single lump-sum no later than sixty (60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Election Date, the Participant may elect that his or her DSU Value be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve.

     Establishment and Maintenance of KSL Deferred Stock Unit Ledger. Following the Distribution but effective as of the date of the Distribution, the Employer shall establish a KSL Deferred Stock Unit Ledger which shall reflect the name of each Participant and credit to each such Participant's account established thereunder one non-monetary unit equal to one KSL Common Share for every three non-monetary units equal to three shares of Common Stock that is deemed credited to his DSU Ledger as of the record date for the Distribution. Each quarter following the date of the Distribution, the Employer shall also credit to the Participant's KSL Deferred Stock Unit Ledger with an amount equal to the Quarterly Cash Distribution. As of December 31 of each calendar year, the aggregate amount of the Quarterly Cash Distributions credited to his KSL Deferred Stock Unit Ledger shall be credited with interest at the prime rate as published in the Wall Street Journal on the relevant December 31 (or the immediately preceding publication date if there is no publication on the relevant December 31). As each Participant becomes vested (determined in accordance with Section 11) the KSL Deferred Stock Unit Ledger shall reflect his or her cumulative vested interest therein.

     Vesting of Amounts Credited to the KSL Deferred Stock Unit Ledger. A Participant shall earn a vested interest in amounts credited to his KSL Deferred Stock Unit Ledger in the same pro-rata manner as he becomes Vested in amounts credited to his DSU Ledger for the applicable Contribution Period.

     Amount and Form of Payment of Amounts Credited to the KSL Deferred Stock Unit Ledger. Upon the Participant's Final Valuation Date, the Participant shall be entitled to receive such number of KSL Common shares as is equal to the Participant's number of vested KSL DSU's credited to his KSL Deferred Stock Unit Ledger. The Employer shall cause to be issued and delivered to the Participant certificates representing such KSL Common Shares. Upon the Participant's Final Valuation Date, the Participant shall also be entitled to receive a cash payment in an amount equal to the aggregate amount of the Participant's vested interest in the Quarterly Cash Distributions (and interest thereon) credited to his KSL Deferred Stock Unit Ledger.

     Timing of Payment of Amounts Credited to the KSL Deferred Stock Unit Ledger. The Employer shall pay to such Participant, or to his or her beneficiary, as the case may be, the Participant's vested interest in the aggregate amount of Quarterly Cash Distributions (and interest thereon) credited to his KSL Deferred Stock Unit Ledger, in a single sum no later than sixty (60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Final Valuation Date, the Participant may elect that such amount be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve. The Employer shall cause to be issued to the Participant, or to his or her beneficiary, as the case may be, the number of KSL Common Shares determined in accordance with Section 12 not later than sixty (60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Final Valuation Date, the Participant may elect that such KSL Common Shares be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve.

     Beneficiary Designation. Prior to the first Monthly Valuation Date, each Participant shall file with the Employer a beneficiary designation on such form or forms as the Committee shall prescribe naming one or more beneficiaries to succeed to the Participant's right to receive payments hereunder in the event of his or her death. The Participant shall have the right to change such designation from time to time; provided, however, that no such change shall become effective until received in writing by the Committee.

     Forfeiture of Amounts Credited. On a Participant's Final Valuation Date, any amounts credited to the Participant's DSU Ledger or KSL Deferred Stock Unit Ledger that are not vested shall be forfeited.

     Contingent Right to Receive Amounts Under the Plan. The right of each Participant to payment of the amounts under the Plan is contingent only and subject to forfeiture as provided herein. Title to and beneficial ownership of any assets, whether cash or investments, which the Employer may set aside or earmark to meet its contingent deferred obligation hereunder, shall at all times remain in the Employer and no Participant or beneficiary shall under any circumstances acquire any interest in any specific assets in the Employer.
Nothing contained herein shall be deemed to create a trust of any kind or to create a fiduciary relationship between the Employer or the Committee or the Committee's Designate(s) and a Participant. To the extent that any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than that of any unsecured general creditor of the Employer.

     Limitation  on  Rights.  Nothing  in  this  Plan  shall  be  construed  to:

          Give any employee of the Employer any unilateral right to be named an Eligible Employee or a Participant in the Plan;

          Give a Participant any rights whatsoever with respect to shares of Common Stock or KSL Common Shares,

          Give a Participant any rights of a shareholder of the Employer;

          Limit  in  any  way  the  right  of  the   Employer  to   terminate  a
     Participant's employment with the Employer at any time;

          Be evidence of any agreement or understanding, express or implied, that the Employer will engage the services of a Participant in any particular position or at any particular rate of remuneration.

     Dividends and Dilution. The existence of outstanding Deferred Stock Units or KSL DSU's shall not affect in any way the right or power of the Company or its shareholders or KSL or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or any other change in the Company's or KSL's capital structure or its business, any merger or consolidation of the Company or KSL, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or KSL Common Shares or any right thereto, the dissolution or liquidation of the Company or KSL, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     Transferability of Contingent Right to Future Payments. No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or payment hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or payment shall, in the discretion of the Committee, either cease and terminate absolutely or be held by the Employer for the sole benefit of the Participant or such beneficiary, his or her spouse, children or other dependents, or any of them in such manner and in such proportion as the Committee shall deem proper, free and clear of the claims of any other party whatsoever.

     Adjustments Upon Changes in Common Stock or Common Shares. In the event that the Company or KSL shall effect a split of its Common Stock or Common Shares, or declare a dividend payable in Common Stock or KSL Common Shares, or in the event that the outstanding Common Stock or KSL Common Shares shall be combined into a smaller number of shares, the number of DSU's, or KSL DSU's as the case may be, of any Participant shall be increased or decreased proportionately, in a manner deemed appropriate by the Committee. In the event of a reclassification of Common Stock or KSL Common Shares not encompassed by the foregoing, or in the event of a liquidation or reorganization of the Company or KSL, including a merger, consolidation or sale of assets, the Committee shall make such adjustments, if any, as it may deem appropriate in the number of DSU's, or KSL DSU's as the case may be, of any Participant that are subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid government statue, regulation or rule.

     Financial Hardship. Upon written petition of the affected Participant, in a manner specified by the Committee, the Committee may in its sole discretion, with satisfactory documentation from the Participant, determine a Final Valuation Date for the affected Participant. The value at such Final Valuation Date shall be determined as provided for under Section 2, Items Q and R above.

     Withholding Taxes. If the Employer in its discretion determines that it is obligated to withhold any tax in connection with the payment or vesting of benefits hereunder, the Employer may withhold from the Participant's wage or other remuneration the appropriate amount of the tax. At the discretion of the Employer, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in cash or in kind from cash or the Common Stock or KSL Common Shares, respectively deliverable to the Participant under the terms hereof. If the Employer does not withhold an amount from the Participant's wages or other remuneration sufficient to satisfy the withholding obligation of the Employer, the Participant shall be required to make reimbursement on demand, in cash, for the amount underwithheld

     Amendment or Termination of Plan. The Company may amend this Plan in whole or in part at any time and from time to time. Notice of any such amendment shall be given in writing to each Participant and beneficiary of a deceased participant. No amendment shall operate retroactively to deprive any Participant or beneficiary of any benefit hereunder to which he or she is then entitled. The Company may terminate the Plan at any time. Notice of any such termination shall be given in writing to each participant and beneficiary of a deceased Participant. No such termination shall be operate retroactively to deprive any Participant or beneficiary of any benefit hereunder to which he or she is then entitled.

     Gender. Reference hereunder to the male gender shall be deemed to include the female and neuter genders, unless otherwise stated or indicated by the circumstances.

     Headings. All the headings set forth in this Plan are intended for convenience only and shall not control or affect the meaning, construction or effect of this Plan.

     Severability. In case any term in this Plan shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term, nor the validity of the other terms of this Plan, shall in any way be affected thereby.

     Applicable Law. To the extent not in conflict with applicable federal law, the laws of the State of Texas shall govern the validity, construction and interpretation of this Plan.

     Effective Date. This amendment and restatement of the Plan has been approved by the Compensation Committee, effective as of the 7th day of April, 2001.